Exhibit 3.65

READER’S DIGEST SERVICES, INC.

BY-LAWS

ARTICLE I

OFFICES

SECTION 1.                                Principal Office.  The principal office of the Corporation in the State of Delaware shall be located at No. 229 South State Street, in the City of Dover, County of Kent, and the name of the resident agent in charge thereof is The Prentice-Hall Corporation System, Inc.

SECTION 2.                                Other Offices.  The Corporation may also have an office or offices other than said principal office at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

STOCKHOLDERS

SECTION 1.                                Annual Meetings.  The annual meeting of the stockholders of the Corporation shall be held each year on the first Tuesday of March, if not a legal holiday, and if a legal holiday, then on the next secular day following, at ten o’clock in the forenoon for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

SECTION 2.                                Special Meetings.  Special meetings of the stockholders for any purpose or purposes unless otherwise prescribed by statute, may be called by the

President, Vice-President or Secretary, and shall be called by the President, Vice-President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount, unless a different number shall be otherwise prescribed by law, the Certificate of Incorporation of the Corporation or these By-laws, of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting.

SECTION 3.                                Place of Meetings.  All meetings of the stockholders for the election of directors shall be held at which place of meeting shall not be changed within sixty (60) days next before the day on which the election is to be held.  A notice of any change in such place of meeting shall be given to each stockholder of the Corporation entitled to vote thereat for the election of directors at least twenty (20) days before the date on which such meeting is to be held, in person or by letter directed to him at his address as it appears on the stock book of the Corporation.  All other meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in the respective notice or waivers of notice thereof.

SECTION 4.                                Notice of Meetings.  Written notice of the time, place and purpose of every meeting of the stockholders shall be mailed to each stockholder of record entitled to vote at such meeting in a postage prepaid envelope directed to him at his address as it appears on the stock book of the Corporation, or be delivered to him personally, not less than ten (10) days or more than fifty (50) days before the meeting.  Nevertheless, notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and, if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegram, cable or wireless, waive notice of the time and place of any meeting of the stockholders, notice thereof need not be given to him.

SECTION 5.                                Quorum.  At all meetings of stockholders the holders of record of a majority of all of the shares of capital stock of the Corporation having voting power and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, unless the representation of a larger number shall be required by statute, by the Certificate of Incorporation, or by these By-Laws and, in such cases the representation of the number so required shall constitute a quorum.  If at any meeting there shall be no quorum, the holder or holders of the majority of the shares of capital stock entitled to vote so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

Except as required by law, the Certificate of Incorporation of the Corporation or these By-laws, the Chairman presiding at any meeting of the stockholders may at his election rule on questions before the meeting or submit such questions to the vote of the meeting; which vote may at his direction be by ballot.  The Chairman shall submit any such questions to vote by ballot at the request of any stockholder present at the meeting.

SECTION 6.                                Voting.  At each meeting of the stockholders, each holder of record of the outstanding shares of capital stock of the Corporation shall be entitled to vote in person or by proxy appointed by instrument in writing subscribed by such stockholder or by his duly authorized attorney, and he shall have one vote for each share of stock registered in his name on the books of the Corporation at the time of the closing of the transfer books for said meeting or on the date fixed pursuant to the provisions of these By-laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting.  At all meetings of the stockholders all matters, except those specified in these By-laws and except also those the manner of deciding which is otherwise expressly regulated by law or by the Certificate of Incorporation of the Corporation, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.  The votes for directors, and, upon demand of any stockholder, the votes upon any question before the meeting, shall be by ballot.  No proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein a longer time during which it is to continue in force.

SECTION 7.                                Lists of Stockholders.  Except as otherwise required by law, the Certificate of Incorporation of the Corporation or these By-laws, the Secretary shall prepare or cause to be prepared at least ten (10) days before every meeting of the stockholders to be held for the election of directors of the Corporation, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, with the residence of each and the number of voting shares held by each.  Such list shall be filed in the office where said meeting is to be held at least ten (10) days before said election, and shall at all times, during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder.

SECTION 8.                                Inspectors of Election.  At each meeting of the stockholders at which a vote by ballot on any question shall be taken, the Chairman of such meeting shall appoint two Inspectors of Election to act thereat.  Each Inspector of Election so appointed shall first subscribe on oath or affirmation faithfully to execute the duties of an Inspector of Election at such meeting with strict impartiality and according to the best of his ability.  Such Inspectors of Election shall decide on the qualifications of voters and shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the Secretary of such meeting of the results thereof.  The Inspectors of Election need not be stockholders of the Corporation, and any officer of the Corporation may be an Inspector of Election on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

ARTICLE III

CLOSING TRANSFER BOOKS

OR SETTING RECORD DATE

The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose;  provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such divident, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 1.                                Powers, Number, Qualifications, Term.  The property and business of the Corporation shall be managed by its Board of Directors which shall be three (3) in number.  This number may be changed from time to time by the stockholders, or by the Board of Directors by an amendment to these By-laws, but in no case shall the number be less than three (3).  The directors need not be stockholders.  The Board of Directors shall be elected annually by the stockholders, except as provided in SECTION 7 of Article IV of these By-laws, and shall hold office for the term of one (1) year and until their successors are elected and shall qualify.

SECTION 2.                                Place of Meetings.  Meetings of the Board of Directors shell be held at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine, or as may be specified in the notice of any such meeting.

SECTION 3.                                Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times as the Board may from time to time by resolution determine.  Except as otherwise provided by law, notices of regular meetings, need not be given.

SECTION 4.                                Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the President or any Vice-President or any two directors at that time in office.  Except as otherwise provided by law, notice of each such meeting shall be mailed to each director, addressed to him at his resident or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable or wireless or be delivered personally or by telephone not later than the day on which such meeting is to be held.  Notice of any meeting of the Board need not, however, be given to any director, if waived by him in writing or by telegraph, cable or wireless, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all of the Directors of the Corporation then in office shall be present thereat.

SECTION 5.                                Annual Meetings.  The annual meeting of the Board of Directors shall be held in each year after the adjournment of the annual stockholders’

meeting and on the same day.  No notice need be given of the annual meeting of the Board of Directors.

SECTION 6.                                Quorum.  At all meetings of the Board, two (2) directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be provided by statute, by the Certificate of Incorporation, or by these By-laws.  In the absence of a quorum, a majority of the directors present or any director solely present may adjourn any meeting, from time to time, until a quorum is present.  No notice of any adjourned meeting need be given.

SECTION 7.                                Vacancies.  Any vacancy in the Board of Directors may be filled by a vote of a majority of the directors then in office, though less than a quorum.  In the event of an increase in the number of directors by amendment to the By-laws made by the directors the additional directors may be elected by a majority of the directors then in office; provided that in case of an increase in the number of directors pursuant to an amendment of the By-laws made by the stockholders, the stockholders may fill the vacancy or vacancies so created at the meeting at which the By-law amendment is effected.  The directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified, unless they are theretofore removed from office by the stockholders, in which event the vacancy so created may be filled by the stockholders.

SECTION 8.                                Resignations.  Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the

Corporation.  Such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, than it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 9.                                Compensation.  Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Board or of any Committee thereof.  Nothing in this Section contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 10.                          Committees.  The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may designate members of the Board to constitute one or more committees, which shall in each case consist of such number of directors and shall have and may exercise such powers as the Board of Directors may by resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of Incorporation.  A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.  The Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

SECTION 11.                          Removal.  At any special meeting of the stockholders, duly called as provided in these By-laws, any director or directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

SECTION 12.                          Informal Action.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or the committee.

ARTICLE V

OFFICERS

SECTION 1.                                Elections, Number, Qualifications.  The Board of Directors, as soon as may be after the election of directors held in each year, shall elect a President, who shall be administrative officer of the Corporation, one or more Vice-Presidents, a Secretary and a Treasurer, and from time to time may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper.  The President shall be chosen from among the directors; but no other officer need be a director.  The same person may hold any two offices, except those of the President and Vice-President.

SECTION 2.                                Term of Office.  The officers of the Corporation shall be elected by the Board of Directors and each shall hold office for such period as shall be determined by the Board or Directors from time to time.

SECTION 3.                                Resignation.  Any officer may resign his office at any time, such resignation to take effect upon receipt thereof by the Corporation, unless otherwise stated in the resignation.

SECTION 4.                                Removal.  Any officer may be removed at any time for or without cause by the affirmative vote of a majority or the whole Board of Directors.

SECTION 5.                                President.  The President shall be the executive officer of the Corporation; he shall preside at all meetings of the stockholders and all meetings of the Board of Directors; he shall have general supervision of the management of the business of the Corporation; he shall sign or countersign all certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors; and he shall perform all other duties incident to his office or properly required of him by the Board of Directors.

SECTION 6.                                Vice-President or Vice-Presidents.  The Vice-President, or, if more than one, in the order designated by the Board of Directors or by the President, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as may be required of him or them by the Board or by the President.

SECTION 7.                                Secretary.  The Secretary shall record all the proceedings of all sessions of the Board of Directors and all meetings of the stockholders in a book to be kept for that purpose, and shall perform like duties for any committee of the Board when required.  He shall cause to be given notice of all meetings of stockholders and directors and shall perform all other duties which pertain to his office or which may properly be required of him by the Board.  He shall keep in safe custody the seal of the Corporation and shall see that it is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is necessary or proper, and when so affixed may attest the same.

SECTION 8.                                Treasurer.  The Treasurer shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sums and with such surety or sureties as the Board of Directors may determine.  He shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

SECTION 9.                                Duties of Officers May Be Delegated.  In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being.

ARTICLE VI

CAPITAL STOCK

SECTION 1.                                Stock Certificates.  The certificate for the shares of capital stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors.  The certificate shall be signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

SECTION 2.                                Transfers.  Shares in the capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

SECTION 3.                                Registered Stockholders.  The Corporation shall be entitled to treat the holders of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part or any other person, whether or not it shall have written or other notice thereof, save as expressly provided by the laws of Delaware.

SECTION 4.                                Lost or Destroyed Stock Certificates.  No certificates for shares of capital stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors shall in its sole discretion from time to time prescribe.

SECTION 5.                                Inspection of Books.  The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

SECTION 6.                                Regulations.  The Board of Directors shall have power to make all such regulations as it shall deem expedient concerning the issuance, transfer, conversion and registration of stock certificates, not inconsistent with statutory requirements or the Certificate of Incorporation or other certificate filed pursuant to law or these By-laws.

ARTICLE VII

DEPOSITORIES, CHECKS, NOTES, ETC.

The Board of Directors is authorized to select such depositories as it shall deem proper for the funds of the Corporation.  It shall determine who shall be authorized in the Corporation’s behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, customs or other bonds, contracts and documents.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year unless otherwise determined by resolution of the Board of Directors.

ARTICLE IX

CORPORATE SEAL

The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware”.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X

WAIVER OF NOTICES

Whenever any notice whatsoever is required to be given by these By-laws or by the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XI

AMENDMENTS

All By-laws of the Corporation shall be subject alteration or repeal and new By-laws may be made either

(i)                                     by the affirmative vote of a majority of the whole Board of Directors given at any regular meeting of the Board or at any special meeting of the Board, provided that notice of the proposed alteration, repeal or amendment has been given to each director; or

(ii)                                  by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at any annual meeting or at any special meeting, provided notice of the proposed alteration or repeal, or of the proposed adoption of new By-laws be included in the notice of such meeting.

The By-laws of the Corporation, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders or by the Board of Directors.